UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): January 29, 2015
_____________________________________________________________________________________________
K2M GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36443	27-2977810
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

751 Miller Drive, SE
Leesburg, Virginia 20175
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (703) 777-3155
Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Reference is hereby made to Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-201597) of K2M Group Holdings, Inc., filed with the Securities and Exchange Commission on January 29, 2015 (the “Registration Statement”). In the Registration Statement under the heading “Summary — Recent Developments,” we filed certain preliminary financial information for the fiscal quarter and full year ended December 31, 2014. The following is the preliminary financial information contained in the Registration Statement.

For the fiscal quarter ended December 31, 2014, we estimate that our revenue will range from $48.7 million to $49.3 million, an increase of approximately 15% to 16% year-over-year. We estimate that domestic revenue for the fiscal quarter ended December 31, 2014 will range from $35.4 million to $35.7 million, an increase of approximately 23% to 25% year-over-year. This domestic revenue increase is comprised of U.S. complex spine growth of approximately 20% year-over-year, U.S. MIS growth of approximately 24% year-over-year and U.S. degenerative spine growth of approximately 29% year-over-year. We estimate that international revenue for the fiscal quarter ended December 31, 2014 will range from $13.3 million to $13.6 million.

For the full year ended December 31, 2014, we estimate that our revenue will range from $186.1 million to $186.7 million, an increase of 18% year-over-year.
For the fiscal quarter ended December 31, 2014, we estimate that our net loss will range from $11.0 million and $12.0 million, compared with a net loss of $12.0 million for the fiscal quarter ended December 31, 2013. The estimated net loss for the fiscal quarter ended December 31, 2014 is expected to be equal to or slightly less than our net loss for the fiscal quarter ended December 31, 2013, primarily as a result of decreases in amortization expense of intangible assets and interest expense due to lower debt balances, offset by increases in foreign currency transaction losses and operating expenses due to greater sales volumes. For the full year ended December 31, 2014, we estimate that our net loss will range from $59.5 million to $60.5 million.
The financial data presented above is preliminary, based upon our estimates and is subject to revision based upon our financial closing procedures and the completion of our financial statements. Our actual results may be materially different from our estimate. In addition, these estimated results are not necessarily indicative of our results for any future period. The preliminary financial data included above has been prepared by, and is the responsibility of, management. Ernst & Young LLP has not audited, reviewed, compiled or performed any procedures with respect to the above preliminary financial data. Accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto.
As permitted by General Instruction B.2 of Form 8-K, information that is furnished shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information and exhibits in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

Safe Harbor Disclosure
Certain statements made in this Form 8-K may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on management’s expectations, estimates, projections, and assumptions. These statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors such as those discussed in the section entitled “Risk Factors” in our registration statement on Form S-1, filed with the SEC on January 29, 2015, as such factors may be updated from time to time in our periodic filings with the SEC which are accessible on the SEC's website at www.sec.gov.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

K2M GROUP HOLDINGS, INC.

Date:	January 29, 2015	By:	/s/ GREGORY S. COLE
		Name:	GREGORY S. COLE
		Title	Chief Financial Officer